Exhibit 99.1
Grid Dynamics Reports Third Quarter 2022 Financial Results
Record Revenue of $81.2 million, up 4.9% sequentially and 40.1% year-over-year
San Ramon Calif. – November 3, 2022 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the third quarter ended September 30, 2022.
We are very pleased to report another record quarter of revenue in the company’s history. Our revenue of $81.2 million in the third quarter of 2022 was up 4.9% on a sequential basis and 40.1% on a year-over-year basis and this marked the ninth consecutive quarter of record revenues in the company’s history. During the third quarter, we witnessed growth across all of our verticals on an year-over-year basis.

Our non-retail industry verticals represented 68.9% of revenue in the third quarter and grew 7.7% on a sequential basis and 40.9% on a year-over-year basis. Totaling 32.4% of our third quarter revenue, the Technology, Media and Telecom (“TMT”) was our largest vertical and grew 12.6% on a sequential basis and 49.7% on a year-over-year basis. During the quarter, some of our largest technology customers continued to grow as they ramped existing and new programs. Our Retail vertical, at 31.1% of our third quarter revenue, remained almost unchanged on a sequential basis and grew 38.3% on a year-over-year basis. During the quarter we witnessed enhanced budget scrutiny across our customers, with some retailers being more sensitive. Our Finance vertical, representing 7.5% of our third quarter revenue, grew 20.3% on a sequential basis and 16.3% on a year-over-year basis and this was largely due to growth from Banking and Insurance customers. Our CPG and Manufacturing vertical, representing 19.8% of our third quarter revenue, remained on the same level on a sequential basis and grew 43.3% on a year-over-year basis.

“I am proud of our third quarter achievements. We exceeded our revenue and profitability targets set in August and performed above our long-term target operating model. During the quarter we signed multiple new customers including two Fortune 30 companies, strengthened our partnerships with large Cloud providers, and ramped hiring across our new delivery locations. Furthermore we entered the fourth quarter with a very robust pipeline of new client business. Customers are ever more seeking to partner with us for their strategic digital transformation initiatives and Grid Dynamics is increasingly viewed as a company that can provide scalable high quality engineering. I am confident of our strengths and believe the company is well positioned to grow successfully in 2023 and beyond ,” said Leonard Livschitz, CEO.

Third Quarter of 2022 Financial Highlights
•Total revenue was $81.2 million, a 40.1% year-over-year increase.
•GAAP gross profit was $32.7 million or 40.3% of revenue in the third quarter of 2022, compared to GAAP gross profit of $25.3 million or 43.6% of revenue in the third quarter of 2021. Non-GAAP gross profit was $33.0 million or 40.7% of revenue in the third quarter of 2022, compared to Non-GAAP gross profit of $25.4 million or 43.9% of revenue in the third quarter of 2021.
•GAAP Net loss attributable to common stockholders was $(6.7) million, or $(0.10) per share, based on 68.6 million weighted-average common shares outstanding in the third quarter of 2022, compared to GAAP Net loss of $(0.5) million, or $(0.01) per share, based on 62.6 million weighted-average common shares outstanding in the third quarter of 2021. Non-GAAP Net income was $11.0 million, or $0.15 per diluted share, based on 71.9 million weighted-average common shares outstanding in the third quarter of 2022, compared to Non-GAAP Net income of $7.9 million, or $0.11 per diluted share, based on 69.5 million weighted-average common shares outstanding in the third quarter of 2021.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, transaction and transformation-related costs as well as geographic reorganization expenses), a non-GAAP metric, was $17.1 million in the third quarter of 2022 compared to Non-GAAP EBITDA of $12.5 million in the third quarter of 2021.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $19.6 million for the nine months ended September 30, 2022, compared to cash provided by operating activities of $14.7 million for the nine months ended September 30, 2021.
•Cash and cash equivalents totaled $255.2 million as of September 30, 2022, compared to $150.0 million as of June 30, 2022, and $144.4 million as of December 31, 2021.
•Total headcount was 3,746 as of September 30, 2022, compared with 2,884 employees as of September 30, 2021.
Financial Outlook
•The Company expects revenue in the fourth quarter of 2022 to be between $77.0 million and $78.0 million.
•Non-GAAP EBITDA in the fourth quarter of 2022 is expected to be between $12.6 million and $13.2 million.
•For the fourth quarter of 2022, we expect our basic share count to be in the 74-75 million range and diluted share count to be in the 77-78 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the fourth quarter of 2022 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, November 3, 2022 to discuss its third quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q3@2022.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, the Netherlands, Mexico, Switzerland, Central, and Eastern Europe.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the impact of the COVID-19 pandemic and the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 3, 2022 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$81,161	$57,933	$229,906	$144,743
Cost of revenue	48,491	32,667	141,596	84,343
Gross profit	32,670	25,266	88,310	60,400

Operating expenses
Engineering, research, and development	4,139	2,132	11,075	5,687
Sales and marketing	5,084	4,073	14,431	9,942
General and administrative	28,197	17,091	78,200	43,195
Total operating expenses	37,420	23,296	103,706	58,824

Income/(loss) from operations	(4,750)	1,970	(15,396)	1,576
Other income/(expenses)	1,450	114	124	(1,015)
Income/(loss) before income taxes	(3,300)	2,084	(15,272)	561
Provision for income taxes	3,359	2,633	7,240	4,655
Net loss	$(6,659)	$(549)	$(22,512)	$(4,094)

Foreign currency translation adjustments, net of tax	(872)	(86)	(1,937)	(72)
Comprehensive loss	$(7,531)	$(635)	$(24,449)	$(4,166)

Loss per share
Basic	$(0.10)	$(0.01)	$(0.33)	$(0.07)
Diluted	$(0.10)	$(0.01)	$(0.33)	$(0.07)

Weighted average shares outstanding
Basic	68,623	62,610	67,566	56,280
Diluted	68,623	62,610	67,566	56,280

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$255,188	$144,364
Accounts receivable, net of allowance of $424 and $315 as of September 30, 2022 and December 31, 2021, respectively	49,953	38,838
Unbilled receivables	4,515	4,475
Prepaid income taxes	2,137	584
Prepaid expenses and other current assets	7,570	4,503
Total current assets	319,363	192,764
Property and equipment, net	7,504	6,169
Operating lease right-of-use assets, net	5,585	—
Intangible assets, net	17,236	19,097
Goodwill	35,958	35,958
Deferred tax assets	3,334	2,731
Other noncurrent assets	1,165	—
Total assets	$390,145	$256,719

Liabilities and equity
Current liabilities
Accounts payable	$4,478	$2,053
Accrued liabilities	1,780	1,150
Accrued compensation and benefits	13,533	10,562
Accrued income taxes	7,801	1,980
Operating lease liabilities, current	1,760	—
Other current liabilities	2,285	9,599
Total current liabilities	31,637	25,344
Deferred tax liabilities	3,895	4,324
Operating lease liabilities, noncurrent	3,775	—
Total liabilities	39,307	29,668
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 73,999,020 and 66,850,941 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	360,313	212,077
Retained earnings/(accumulated deficit)	(7,419)	15,093
Accumulated other comprehensive loss	(2,063)	(126)
Total stockholders’ equity	350,838	227,051
Total liabilities and stockholders’ equity	$390,145	$256,719

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(22,512)	$(4,094)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,907	3,520
Operating lease right-of-use assets amortization expense	2,218	—
Bad debt expense/(recovery)	113	(17)
Deferred income taxes	(1,032)	2,663
Debt issuance cost amortization	36	—
Stock based compensation	42,599	21,459
Change in fair value of warrants	—	979
Changes in assets and liabilities:
Accounts receivable	(11,228)	(10,549)
Unbilled receivables	(40)	(1,257)
Prepaid income taxes	(1,553)	127
Prepaid expenses and other assets	(3,067)	(2,062)
Accounts payable	2,425	676
Accrued liabilities	630	16
Accrued compensation and benefits	2,971	1,533
Operating lease liabilities	(2,268)	—
Accrued income taxes	5,821	848
Other current liabilities	(381)	813
Net cash provided by operating activities	19,639	14,655
Cash flows from investing activities
Purchase of property and equipment	(4,381)	(3,016)
Purchase of investment	(1,000)	—
Acquisition of business, net of cash acquired	—	(30,585)
Net cash used in investing activities	(5,381)	(33,601)
Cash flows from financing activities
Proceeds related to issuance of Common Stock from 2022 and 2021 Offerings	109,537	78,311
Proceeds from exercises of stock options, net of shares withheld for taxes	1,144	619
Payment of contingent consideration related to previously acquired businesses	(6,933)	—
Payments of tax obligations resulted from net share settlement of vested stock awards	(4,791)	(21,007)
Proceeds from debt	5,000	—
Repayment of debt	(5,000)	—
Equity issuance costs	(253)	(498)
Debt issuance costs	(201)	—
Proceeds from exercise of warrants	—	48,145
Net cash provided by financing activities	98,503	105,570
Effect of exchange rate changes on cash and cash equivalents	(1,937)	(72)
Net increase in cash and cash equivalents	110,824	86,552
Cash and cash equivalents, beginning of period	144,364	112,745
Cash and cash equivalents, end of period	$255,188	$199,297

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,060	$1,403

Supplemental disclosure of non-cash activities:
Conversion of warrants	$—	$979
Fair value of contingent consideration issued for acquisition of business	$—	$2,979

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$81,161	$57,933	$229,906	$144,743
Cost of revenue	48,491	32,667	141,596	84,343
GAAP gross profit	32,670	25,266	88,310	60,400
Stock-based compensation	367	173	888	433
Non-GAAP Gross profit	$33,037	$25,439	$89,198	$60,833

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(6,659)	$(549)	$(22,512)	$(4,094)
Adjusted for:
Depreciation and amortization	1,627	1,420	4,907	3,520
Provision for income taxes	3,359	2,633	7,240	4,655
Stock-based compensation	17,551	9,113	42,599	21,459
Transaction and transformation-related costs(1)	—	—	—	942
Geographic reorganization (2)	2,658	—	9,633	—
Other (income)/expense, net(3)	(1,450)	(114)	(124)	1,015
Non-GAAP EBITDA	$17,086	$12,503	$41,743	$27,497
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other income/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(6,659)	$(549)	$(22,512)	$(4,094)
Adjusted for:
Stock-based compensation	17,551	9,113	42,599	21,459
Transaction and transformation-related costs (1)	—	—	—	942
Geographic reorganization (2)	2,658	—	9,633	—
Other (income)/expense, net(3)	(1,450)	(114)	(124)	1,015
Tax impact of non-GAAP adjustments (4)	(1,124)	(581)	(3,442)	(2,298)
Non-GAAP Net Income	$10,976	$7,869	$26,154	$17,024
Number of shares used in the Non-GAAP Diluted EPS	71,857	69,494	70,739	64,361
Non-GAAP Diluted EPS	$0.15	$0.11	$0.37	$0.26
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Other income/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(4)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended September 30,
	2022	% of revenue	2021	% of revenue
Retail	$25,260	31.1%	$18,271	31.5%
Technology, Media and Telecom	26,335	32.4%	17,597	30.4%
CPG/Manufacturing	16,058	19.8%	11,208	19.3%
Finance	6,073	7.5%	5,224	9.0%
Other	7,435	9.2%	5,633	9.8%
Total	$81,161	100.0%	$57,933	100.0%

	Nine Months Ended September 30,
	2022	% of revenue	2021	% of revenue
Retail	$74,019	32.2%	$39,850	27.5%
Technology, Media and Telecom	71,170	31.0%	48,123	33.2%
CPG/Manufacturing	47,127	20.5%	29,832	20.6%
Finance	15,649	6.8%	12,733	8.8%
Other	21,941	9.5%	14,205	9.9%
Total	$229,906	100.0%	$144,743	100.0%